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                                                                    EXHIBIT 10.1

                         SEVERANCE AGREEMENT AND RELEASE

         This Release and Severance Agreement ("Agreement") is being entered into by David S. Gordon and Aronex Pharmaceuticals, Inc. in order to further the mutually desired terms and conditions set forth herein:

         For and in consideration for execution of this Agreement, Aronex
                  Pharmaceuticals, Inc. will pay a total payment of $229,000. ("Severance Payment"), less standard deductions. In addition, your Aronex Pharmaceuticals, Inc. vested stock options can be exercised for a period of twenty four (24) months from your termination date. Except as provided in Paragraph 2 below, this sum represents the exclusive amount to be paid by Aronex Pharmaceuticals, Inc., in connection with or arising out of David S. Gordon's termination of employment with Aronex Pharmaceuticals, Inc., and no further amounts shall be required for any items, including, but not limited to, attorneys' fees.

         David S. Gordon on behalf of himself, his heirs, beneficiaries and personal representatives, hereby releases, acquits and forever discharges Aronex Pharmaceuticals, Inc., its officers, employees, former employees, shareholders, directors, partners, agents and assigns, and all other persons, firms, partnerships, or corporations in control of, under the direction of, or in any way presently or formerly associated with Aronex Pharmaceuticals, Inc., of and from all claims, charges, complaints, liabilities, obligations, promises, agreements, contracts, damages, actions, causes of action, suits, accrued benefits or other liabilities of any kind or character, whether known or hereafter discovered, arising from or in any way connected or related with employment with Aronex Pharmaceuticals, Inc. and termination of employment with Aronex Pharmaceuticals, Inc., including, but not limited to, allegations of wrongful termination, breach of contract, intentional infliction of emotional distress, negligent infliction of emotional distress, defamation, invasion of privacy, any action in tort or contract, any violation of any federal, state, or local law, including, but not limited to, any violation of Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. Section 2000e et seq., the Equal Pay Act, 29 U.S.C. Section 206; the Employee Retirement Income Security Act of 1974, the Americans with Disabilities Act, 42 U.S.C.
                  Section 12101 et seq., the Fair Labor Standards Act, as amended, 29 U.S.C. Section 201 et seq., the Texas Commission on Human Rights Act, Texas Labor Code Section 21.001, et seq., the Age Discrimination in Employment Act of 1967, as amended ("ADEA"), 29 U.S.C. Section 621 et seq., or any other employment or civil rights act, and any and all claims for severance pay or benefits under any compensation or employee benefit plan, program, policy, contract, agreement or other arrangement of Aronex Pharmaceuticals, Inc., but excluding any benefits which David S. Gordon is entitled to receive under any Aronex Pharmaceuticals, Inc. plan that is a qualified plan under IRC Section 401(a) or is a group health plan subject to COBRA, to the extent David S. Gordon properly elects and pays for such COBRA continuation coverage.

         David S. Gordon agrees not to commence any legal proceeding or lawsuit against Aronex Pharmaceuticals, Inc. arising out of or based upon employment with Aronex Pharmaceuticals, Inc. or the termination of employment with Aronex Pharmaceuticals, Inc.

         The consideration cited above and the promises contained herein are made for the purpose of purchasing the peace of Aronex Pharmaceuticals, Inc. and are not to be construed as an admission of liability or as evidence or unlawful conduct by Aronex Pharmaceuticals, Inc., all liability being expressly denied.


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         5.       David S. Gordon voluntarily accepts the consideration cited herein, as sufficient payment for the full, final and complete release stated herein, and agrees that no other promises or representations have been made to by Aronex Pharmaceuticals, Inc. or any other person purporting to act on behalf of Aronex Pharmaceuticals, Inc., except as expressly stated herein.

         6. David S. Gordon understands that this is a full, complete, and final release of Aronex Pharmaceuticals, Inc. As evidenced by the signature below, expressly promises and represents to Aronex Pharmaceuticals, Inc. that he has completely read this Agreement and understands its terms, contents, conditions, and effects.

         7. David S. Gordon understands that he has the right to consult an attorney of his choice and has consulted with an attorney or has knowingly and voluntarily decided not to do so.

         8. David S. Gordon states that he is not presently effected by any disability which would prevent him from knowingly and voluntarily granting this release, and further states that the promises made herein are not made under duress, coercion or undue influence.

         This Agreement will supersede any and all obligations Aronex
                  Pharmaceuticals, Inc. might otherwise owe to David S. Gordon for any act or omission whatsoever that took place, or should have taken place, on or before the date this Agreement is signed and executed by. This Agreement constitutes the entire understanding and agreement between the parties and it may only be modified or amended in a signed writing by both parties hereto.

         Should any future dispute arise with respect to this Agreement, both parties agree that it should be resolved solely in accordance with the terms and provision of this Agreement and the laws of the State of Texas.

         David S. Gordon hereby waives all rights to recall, reinstatement, employment, reemployment, and past or future wages from Aronex Pharmaceuticals, Inc.

         12. David S. Gordon understands that he has Twenty-one (21) days within which to consider this Agreement and that this Agreement is revocable by him for a period of seven (7) days following the execution of this Agreement, and if not so revoked, will become effective and enforceable. The consideration cited in Paragraph 1 above to be paid through out normal pay cycle.

         13. David S. Gordon expressly represents and warrants to Aronex Pharmaceuticals, Inc. that he has completely read this Agreement prior to executing it, has had an opportunity to review it with his counsel, has been offered twenty one (21) days within which to consider this Agreement and to understand its terms, contents, conditions and effects and has entered into this Agreement knowingly and voluntarily.


         14. David S. Gordon agrees that the terms and conditions of this Agreement, including without limitation of the amount of money and other


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                  consideration, shall be treated as confidential, and shall not be revealed to any other person or entity whatsoever, except as follows:

                       to the extent as may be compelled by legal process; or

                       to the extent necessary to legal or financial advisors.

David S. Gordon agrees that the confidentiality provisions of this Agreement are a material part of it and are contractual in nature.

Date
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David S. Gordon, M.D.


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Geoffrey F. Cox, Ph.D.